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                                                                 EXHIBIT 10.3

                               REVOLVING CREDIT NOTE


$12,500,000.00                                                  June 16, 1994


        NOBLE DRILLING CORPORATION, a Delaware corporation (the "Borrower"), for value received, promises to pay to the order of FIRST INTERSTATE BANK OF TEXAS, N.A. (the "Bank"), at the offices of FIRST INTERSTATE BANK OF TEXAS, N.A. (the "Agent"), at 1000 Louisiana, 3rd Floor, Houston, Texas 77002, the principal sum of TWELVE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS DOLLARS ($12,500,000.00), or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Loans made by Bank hereunder to the Borrower under the Credit Agreement, as hereafter defined, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement referred to below, and to pay interest on the unpaid principal amount as provided in the Credit Agreement for such Revolving Loans made by the Bank to the Borrower under the Credit Agreement, at such office, in like money and funds, for the period commencing on the date of each such Revolving Loan until such Revolving Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

         In addition to and cumulative of any payments required to be made against this Note pursuant to the Credit Agreement, this Note, including all principal and accrued interest then unpaid shall be due and payable on June 15, 1996, its final maturity. All payments shall be applied first to accrued unpaid interest and the balance to principal, except as otherwise expressly provided in the Credit Agreement. Prepayments on this Note shall be applied in the manner set forth in the Credit Agreement.

         This Note is one of the Notes referred to in the Credit Agreement dated as of the 16th day of June, 1994, by and among the Borrower and First Interstate Bank of Texas, N. A., individually, and as Agent, and the financial institutions party thereto (including the Bank) (such Credit Agreement, together with all amendments or supplements thereto, being the "Credit Agreement"). This Note evidences the Revolving Loans made by the Bank thereunder and shall be governed by the Credit Agreement. Capitalized terms used in this Note and not defined in this Note, but which are defined in the Credit Agreement, have the respective meanings herein as are assigned to them in the Credit Agreement.

        This Note is a revolving credit note and it is contemplated that by reason of prepayments hereon there may be times when no indebtedness is owing hereunder; but notwithstanding such occurrence, this Note shall remain valid and shall be in full force and effect as to each principal advance made hereunder subsequent to each such occurrence.





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         The Bank is hereby authorized by the Borrower to endorse on Schedule A
(or a continuation thereof) attached to this Note, the Type of each Revolving Loan, the amount and date of each payment or prepayment of principal of each such Revolving Loan received by the Bank and the Interest Periods and interest rates applicable to each Revolving Loan, provided that any failure by the Bank to make any such endorsement shall not affect the obligations of the Borrower under the Credit Agreement or under this Note in respect of such Revolving Credit Loans.

        It is the intent of the Bank and the Borrower in the execution and performance of this Note to remain in strict compliance with Applicable Law from time to time in effect. In furtherance thereof, the Bank and the Borrower stipulate and agree that none of the terms and provisions contained in this Note, or in the Credit Agreement or any document securing or otherwise relating to this Note, shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate or in an amount in excess of the maximum rate or amount of interest permitted to be charged under Applicable Law. For purposes of this Note "interest" shall include the aggregate of all charges which constitutes interest under Applicable Law that are contracted for, charged, reserved, received or paid under this Note. The Borrower shall never be required to pay unearned interest and shall never be required to pay interest at a rate or in an amount in excess of the maximum rate or amount or interest that may be lawfully charged under Applicable Law, and the provisions of this paragraph shall control over all other provisions of this Note, the Credit Agreement and any other instrument pertaining to or securing this Note, which may be in apparent conflict herewith. If this Note is prepaid, or if the maturity of this Note is accelerated for any reason, or if under any other contingency the effective rate or amount of interest which would otherwise be payable under this Note would exceed the maximum rate or amount of interest the Bank or the holder of this Note is allowed by Applicable Law to charge, contract for, take, reserve or receive, or in the event that the Bank or any holder of this Note shall charge, contract for, take, reserve or receive monies deemed to constitute interest which would, in the absence of this provision, increase the effective rate or amount of interest payable under this Note to a rate or amount in excess of that permitted to be charged, contracted for, taken, reserved or received under Applicable Law then in effect, then the principal amount of this Note or the amount of interest which would otherwise be payable under this Note or both shall be reduced to the amount allowed under Applicable Law as now or hereinafter construed by the courts having jurisdiction, and all such monies so charged, contracted for, taken, reserved or received are deemed to constitute interest in excess of the maximum rate or maximum amount of interest permitted by Applicable Law shall immediately be returned to or credited to the account of the Borrower upon such determination. The Bank and the Borrower further stipulate and agree that without limitation of the foregoing, all calculations of the rate or the amount of interest contracted for, charged, taken, reserved or received under this Note which are made for the purpose of determining whether such rate or amount exceeds the maximum lawful rate or amount, shall be made to the extent permitted by Applicable Law, by amortizing, prorating, allocating and spreading during the period of the full stated term of this Note, all




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interest at any time contracted for, charged, taken, reserved or received from the Borrower or otherwise by the Bank or the holders of this Note.

         The Borrower and all sureties, endorsers and guarantors of this Note waive demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate maturity, notice of acceleration of maturity and all other notices, filing of suit and diligence in collecting this Note or enforcing any of the security herefor, and agree to any substitution, exchange or release of any such security or guaranty, release of any party primarily or secondarily liable hereon and further agree that it will not be necessary for any holder hereof, in order to enforce payment of this Note by such holder, to first institute suit or exhaust its remedies against any security herefor or guarantor hereof, and consent to any one or more extensions or postponements of time of payment of this Note on any terms or any other indulgences with respect hereto, without notice thereof to any of them. Each such person agrees that his, her or its liability on or with respect to this Note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete enforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

         The Credit Agreement, as at any time amended, provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayment of Revolving Loans upon the terms and conditions specified therein. Reference is hereby made to the Credit Agreement for all other pertinent purposes.

         This Note is issued pursuant to and is entitled to the benefits of the Credit Agreement.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

                                        NOBLE DRILLING CORPORATION



                                        By:  /s/ BYRON L. WELLIVER
                                            _______________________________

                                            Byron L. Welliver, Senior Vice
                                           President - Finance and Treasurer




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